EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-____) pertaining to the MPower Holding Corporation Stock Option Plan and the Primary Network Holdings, Inc. Stock Option Plan of our reports dated March 22, 1999 and November 19, 1999, with respect to the financial statements of CDM On-Line, Inc. (predecessor) , and to the use of our report dated February 11, 2000 (except Note 16, as to which the date is April 27,
2000), with respect to the consolidated financial statements of Primary Network Holdings, Inc. (successor), included in Amendment No. 1 to the Registration Statements (Form S-4 No. 333-39884 and No. 333-39884-01, respectively) and related Prospectus of MGC Communications, Inc. and its wholly owned subsidiary, Mpower Holding Corporation, for the registration of $429,463,000 of its 13% Senior Notes due 2010.

                                           /s/ Ernst & Young LLP
                                           -------------------------------------
                                           Ernst & Young LLP

St. Louis, Missouri
July 2, 2001